EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Tidewater Resources Inc. on Form S-1 of our audit report, dated January 2, 2008.

We also consent to the reference to our Firm under the title "Interests of Named Experts and Counsel" in the Registration Statement S-1 and this Prospectus.

/s/ De Joya Griffith & Company, LLC
CERTIFIED PUBLIC ACCOUNTANTS
Henderson, Nevada

March 20, 2008